KINDER MORGAN ENERGY PARTNERS, L.P. AND SUBSIDIARIES
          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (Dollars In Thousands Except Per Unit Amounts)

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FOR THE THREE MONTHS ENDED SEPTEMBER 30,                       2005                  2004
=============================================================================================
Weighted-average number of limited partners'
  units on which limited partners'
  net income per unit is based:
Basic                                                       213,191,673           196,854,142

Add:  Incremental units under common unit option plan           304,598                82,644
---------------------------------------------------------------------------------------------
Assuming dilution                                           213,496,271           196,936,786
=============================================================================================
Net Income                                                 $    245,387          $    217,342
---------------------------------------------------------------------------------------------
Less: General Partner's interest in Net Income                 (122,744)             (100,320)
---------------------------------------------------------------------------------------------
Limited Partners' interest in Net Income                   $    122,643          $    117,022
=============================================================================================

Limited Partners' Net Income per unit:
Basic                                                      $      .58            $      .59
Diluted                                                    $      .57            $      .59
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

FOR THE NINE MONTHS ENDED SEPTEMBER 30,                        2005                  2004
=============================================================================================
Weighted-average number of limited partners'
  units on which limited partners'
  net income per unit is based:
Basic                                                        210,000,670          195,111,572

Add:  Incremental units under common unit option plan            198,126               84,299
---------------------------------------------------------------------------------------------
Assuming dilution                                            210,198,796          195,195,871
=============================================================================================
Net Income                                                 $     690,834         $    604,314
---------------------------------------------------------------------------------------------
Less: General Partner's interest in Net Income                  (351,724)            (287,851)
---------------------------------------------------------------------------------------------
Limited Partners' interest in Net Income                   $     339,110         $    316,463
=============================================================================================

Limited Partners' Net Income per unit:
Basic                                                      $      1.61           $      1.62
Diluted                                                    $      1.61           $      1.62

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